Sponsorship  Agreement:  Change  of  Business/Reverse  Takeover

THIS  AGREEMENT,  dated  July  6,1999  is  made:

AMONG:

GLOBAL SECURITIES CORPORATION, a member of the Vancouver Stock Exchange (the "Exchange"), of 11th Floor, Three Bentall Centre, 595 Burrard Street, P.O. Box 49049, Vancouver, British Columbia, V7X 1C4;

(the  "Member")

                                                               OF THE FIRST PART

AND:

CARTA RESOURCES LTD., a company incorporated under the laws of the Province of British Columbia, of #1488 - 1090 West Georgia Street, Vancouver, British Columbia, V6E 3V7;

(the  "Issuer")

                                                              OF THE SECOND PART

AND:

QUOTES CANADA FINANCIAL NETWORK LTD., a company incorporated under the laws of the Province of British Columbia, of #1409 - 675 West Hastings Street, Vancouver, British Columbia, V6B 1N2

(the  "Target")

                                                               OF THE THIRD PART

WHEREAS:

A. The Issuer's common shares are listed on the Vancouver Stock Exchange (the "Exchange");

B. The Issuer and certain shareholders of the Target have agreed that the Issuer will acquire all or substantially all of the issued and outstanding shares of the Target (the "Transaction");

C. The Transaction will constitute a change of business of the Issuer within the meaning of Exchange Policy No. 18;

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D.     Pursuant to Exchange Policy No. 4 ("Policy No. 4"), the Exchange requires that the Issuer obtain a member to act as its sponsor within the meaning of Policy No. 4 as. a condition of approval of the Transaction;

1.          DEFINITIONS  AND  INTERPRETATION

1.1          Definitions

In  this  Agreement:

(a) "Act" means the Securities Act, (British Columbia), R.S.B.C. 1996, as amended, the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Commission;
(b) "Approval Date" means the date the Exchange gives notice of approval of the Transaction;
(c) "Business" means the corporate undertaking of the Issuer on completion of the Transaction, which will consist substantially of the corporate undertaking of the Target as presently constituted;
(d)     "Commission"  means  the  British  Columbia  Securities  Commission;
(e) "Control Block" means a holding of Shares or other securities of the Issuer or both held by a person or combination of persons acting jointly or in concert to which are attached more than 20% of the voting rights attached to all outstanding Voting Securities;
(f) "Exchange Policy" means a policy, as amended, contained in the Exchange's Corporate Finance Services Policy and Procedures Manual;
(g) "Issuer" has the meaning defined above, and includes any wholly-owned or, partially-owned subsidiaries of the Issuer (and will include the Target upon completion of the Transaction);
(h)     "Material  Change"  has  the  meaning  defined  in  the  Act;
(i)     "Member"  has  the  meaning  defined  above;
(j)     "Proceeds"  means  the  proceeds  from  the  Public  Offering,  if  any;
(k) "Public Offering" means the offering of the Issuer's securities contemplated to be made by the Member as agent, contemporaneously with or after closing, of the Transaction, if any;
     (1) "Quarterly Report" means a report of the Issuer prepared on Form 61 to the Act;

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(m)     "Reports"  means  any  business  plans,  engineering reports, geological reports, technical reports, valuation opinions or similar documents, concerning the Business;
(n)     "Shares"  means  common  shares  in  the  capital  of  the  Issuer;
(o)     "Target"  has  the  meaning  assigned  above;
(p)     "Transaction"  has  the  meaning  assigned  in  Recital  B;  and
(q) "Voting Security" means a security of the Issuer that carries a voting right under all circumstances.

2.          INVESTIGATION  BY  MEMBER

2.1 The Issuer and the Target shall each at all times afford full access to the Member and its authorized representatives to all, of their respective properties, books, contracts, commitments and other corporate records, and shall furnish the Member with copies thereof and. such other information concerning the Business as the Member may request, in order that the Member may undertake an investigation of the Business.

2.2 The Issuer and the Target shall each forthwith provide the Member with their most recent audited financial statements, and unaudited financial statements, prepared as of a date satisfactory to the member.

2.3 The Issuer or Target, as the case may be, shall forthwith provide the Member with:

(a) a draft Pre-Listing Application and Fact Sheet or a draft disclosure document appropriate to the Transaction, in the form required by the Exchange, together with all required schedules or attachments;
(b) a draft disclosure document appropriate to the Transaction and any financing which may be contemplated to be undertaken concurrently therewith (e.g. a prospectus or filing statement);
(c) fully completed and executed personal information forms in Form 4B to the Act for all proposed directors and officers of the Issuer on completion of the Transaction;
(d) copies of all Reports which are available, in final form or in draft if such Reports have not been finalized;
(e) questionnaires, in the form provided by the Member, completed in full by each of the directors and each member of senior management of the Issuer and the Target; and
(f)     copies  of  all  material  contracts  to  which  it  is  a  party.

3.          TERM

This  Agreement  shall  be  effective  from  the  date  hereof  until:

(a) the date such notice is given if the Member gives notice to the Issuer that it has decided not to act as the Issuer's sponsor with regard to the Transaction; or
(b) the close of business on the Approval Date if the Member gives notice to the Issuer that it has decided to act as the Issuer's sponsor with regard to the Transaction.

4.          SPONSORSHIP  DUTIES

If the Member gives notice to the Issuer that it will act as sponsor with regard, to, the Transaction, the Member will undertake the sponsorship duties prescribed by Policy No. 4 relating to the sponsorship.

5.          FEE

5.1          The  Issuer  will  pay  the  Member  a  fee of $15,000.00, (plus 7%
G.S.T.) in consideration of the Member's acting as the Issuer's sponsor with regard to the Transaction, payable:
(a)     as  to  50%  +  GST  upon  execution  of  this  Agreement;  and
(b) as to 50% + GST upon the receipt of notice from the Exchange that the Transaction has cleared the Pre-Assessment Stage.

5.2 The Issuer's obligation to pay the above fee earned by the Member up to the date of termination of this Agreement shall survive the termination of this Agreement.

6.          COVENANTS  OF  THE  ISSUER  AND  THE  TARGET

6.1 If, during the term of this Agreement, a Material Change in the assets, liabilities (contingent or otherwise), business, operations or capital of the Issuer or the Target should occur, or be anticipated or threatened, the Issuer or the Target, as the case may be, shall notify the Member immediately, in writing, with full particulars of the change.

6.2 If the Issuer or the Target is not certain as to whether a Material Change has occurred, the Issuer or the Target, as the case may be, shall promptly notify the Member, in writing, of the full particulars of the event giving rise to the uncertainty, and shall consult with the Member as to whether such event constitutes a Material Change.

6.3 The Issuer and the Target shall each provide the Member with copies of all Reports forthwith upon preparation or receipt of the same.

6.4          The  Issuer  shall  notify  the  Member  of:
(a)     any  chance  proposed  to  be  made  in  the  Business;

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(b)     any  proposed  issuance  of  a  Control  Block;
(c) any proposed sale or other disposition of any of the outstanding shares in the capital of any subsidiaries wholly or partially owned by the Issuer or the Target;
forthwith upon the proposal of such change, issuance, sale or other disposition.

6.5 The Issuer shall notify the Member of any proposed change to the, constitution of the Board of Directors of the Issuer, or to the membership of senior management of the Issuer, forthwith upon the proposal of such a change. Forthwith after giving such notification, the Issuer shall provide the Member with a questionnaire in the form provided by the Member, completed in full by the proposed candidate. The Issuer shall promptly notify the Member, in writing, of any resignations, terminations or departures of any of its directors or senior management.

6.6 The Member reserves its right to terminate this Agreement, resign as sponsor and to notify the Exchange of its decision to resign should it object to any of the proposed changes set forth in Subsections 6.4 and 6.5.

6.7 The Issuer shall provide the Member with copies of all Quarterly Reports, press releases, promotional materials, material change reports, materials prepared in correction with the Issuer's annual general meeting or any special meetings of shareholders, annual reports and financial statements prepared by or for the Issuer, forthwith upon preparation or receipt of the same.

6.8 The Issuer shall notify the member of any circumstances where it does not expect to comply with a filing deadline imposed by regulatory authorities. Such notification shall be provided at least 10 business days before the deadline.

6.9 The Issuer and the Target shall each at all times use their best efforts to assist the Member in carrying out its duties as sponsor.

6.10 The Issuer acknowledges that it has appointed Thomas Boychuk as its officer responsible for carrying out its obligations to the Member hereunder, and agrees that the Member may direct and address all inquiries and submit all notices hereunder to the attention of Thomas Boychuk.

6.11 The Target acknowledges that it has appointed Thomas Boychuk as its officer responsible for carrying out its obligations to the Member hereunder, and agrees that the Member may direct and address all inquiries, and submit all notices hereunder to the attention of Thomas Boychuk.

6.12 Nothing, in this Agreement is or shall be construed as a fetter on the discretion of the directors of the Issuer or the Target.

6.13 All information relating to the Issuer and the Target provided by the Issuer and the Target to the Member shall be directed to the corporate finance department of the Member, and neither the Issuer nor the Target will disclose to any other person associated with the Member any information relating to the Issuer or the Target which is not publicly available.

7.          ACKNOWLEDGEMENTS  OF  ISSUER  AND  TARGET
7.1 Each of the Issuer and the Target acknowledges that the Member has informed the, Issuer, the Target and their respective directors and management of their responsibilities concerning continuous and timely disclosure under the Act and, in particular, without limitation, of the Issuer's responsibility to issue a press release and file a material change report in the event of a Material Change in the business, operations, assets or ownership of the Issuer. Each of the Issuer and the Target further acknowledges in this regard that each has been made aware by the Member of the services offered by commercial news disseminators.

7.2 Each of the Issuer and the Target acknowledges that the Member has advised the Issuer, the Target and their respective directors about the Exchange's on-going requirements concerning the minimum distribution of the Shares on completion of the Transaction.

8.     REPRESENTATIONS,  WARRANTIES  AND
INDEMNIFICATIONS  OF  THE  ISSUER  AND  THE  TARGET

8.1 Each of the Issuer and the Target severally warrants and represents to the Member and acknowledges that the Member has relied on such warranties and representations in entering into this Agreement, that:
(a) the responses in all questionnaires completed by its directors and senior management personnel and provided to the Member pursuant to this Agreement shall be accurate and complete;
(b) the descriptions of its assets and liabilities set out in its balance sheets, including the notes thereto, to be provided to the Member will be true and correct, will accurately and fairly present its financial position and condition as at the dates thereof, will reflect all liabilities (absolute, accrued, contingent or otherwise) as at the dates thereof and will be prepared in accordance with generally accepted accounting principles, applied on a consistent basis;
(c) its statements of earnings, retained earnings and chances in financial position, including the notes thereto, to be provided to the Member will in each case accurately and fairly present the results of operations for the periods covered thereby and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods;
(d) its financial position as at the date hereof is no less favourable than that disclosed in the latest balance sheets provided to the Member, except as has been disclosed to the Member;
(e) the information concerning the Business which will be provided to the authors of the Reports will be accurate., complete and fair, and the Reports, to the best of its knowledge, will be fair and accurate in all particulars;

(f) to the extent that they are required to do so, the authors of the Reports will possess all of the qualifications required by the Exchange and the Commission. of authors of such reports;
(g) the information contained in the sources and uses of funds statements to be provided to the Member hereunder will be accurate and complete;
(h) the execution of this Agreement does not and will not conflict with, and does not and will not result in a breach of, or constitute a default under, any agreement or instrument to which it is a party, or by which it is bound, or the terms of its incorporating documents;
(i) the execution of this Agreement has been authorized by all necessary corporate action on its part;
(j)     as  of  the  date  hereof:
(i) there has not been any Material Chancre in its assets, liabilities or obligations (absolute, accrued, contingent or otherwise);
(ii) there has not been any Material Change in its capital or long-term debt;
(iii) there has not been any Material Change in its business prospects, condition (financial or otherwise) or the results of its operations; from those disclosed in the most recent [consolidated] financial statements provided to the Member of which the Member has not been notified;
(k) since the date of the most recent financial statements provided to the Member, it has carried on business in the ordinary course;
(l) it is duly registered and licensed to carry on business in the jurisdictions which it carries on business or owns property;
(m) no order suspending the sale of or ceasing, the trading in any of its securities has been issued and not rescinded, revoked or withdrawn by any securities commission, regulatory authority or stock exchange in any jurisdiction, and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of its directors or senior management, contemplated or threatened by any securities commission, regulatory authority or stock exchange; and
(n) no enquiry or investigation, formal or informal, in relation to it or its directors or senior management, has been commenced or threatened by any official or officer of any securities commission, regulatory authority or stock exchange.

8.2 The representations and warranties of the Issuer and the Target set forth herein shall continue to be true and accurate throughout the term of this Agreement.

8.3 The Issuer and the Target shall each indemnity and save harmless the Member, and each director, officer, employee or agent of the Member (collectively, the "Indemnified Parties"), from and against all losses, claims, damages, liabilities, costs or expenses caused or incurred by the Indemnified Party, arising or resulting from any breach by the Issuer or the Target of any of the terms of this Agreement.

8.4 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer or the Target pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer or the Target, as the case may be, in writing.

8.5 The Issuer or the Target, as the case may be, will assume the defence of the action or claim, including the employment of counsel and the payment of all expenses.

8.6 The Indemnified Party will have the right to employ separate counsel, and the Issuer or the Target, as the case may be, will pay the fees and expenses of such counsel.

8.7 The indemnities provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Party arising out of this Agreement has been extinguished by the operation of law.

8.8 If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Issuer, the Target and the Indemnified Parties will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer and the Target, on the one hand, and the Indemnified Parties on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

8.9 To the extent that any Indemnified Party is not a party to this Agreement, the Member will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

9.          RIGHT  OF  FIRST  REFUSAL

9.1 The Issuer will notify the Member of the terms of any equity financing that it requires or proposes to obtain during, the term of this Agreement, and the Member will have the right of first refusal to provide any such financing.

9.2 The right of first refusal must be exercised by the Member within 15 days following the receipt of the notice referred to in Subsection 9.1 by notice), the Issuer that it will provide the financing on the terms set out in the notice.

9.3 If the Member falls to give notice within the time provided for in Subsection 9.2 hereof, the Issuer shall then be free to make other arrangements to obtain the financing from another source on the same terms or on terms no less favourable to the Issuer.

9.4 The Member's right of first refusal will not terminate if, on receipt of any notice from the Issuer under this Section, the Member fails to exercise the right.

9.5 The right of first refusal granted under this Section shall terminate one year from the Approval Date.

10.          TERMINATION

10.1 The Member may terminate this Agreement in any of the following events:
(a) if an adverse Material Change (actual, anticipated or threatened) in the assets, liabilities (contingent or otherwise), business operations or capital of the Issuer or the Target should occur;
(b) if any order is made suspending trading in the Shares on the Exchange, or any order to cease or suspend trading in the Shares or other securities of the Issuer or the Target is made pursuant to any of the Canadian Securities Acts or is made by any other regulatory authority and is not rescinded, revoked or withdrawn within 30 days of the making thereof,
(c) if any enquiry or investigation (whether formal or informal) in relation to the Issuer or the Issuer's or the Target's directors or senior management, is commenced or threatened by an officer or official of any securities regulatory authority in Canada or by any officer or official of any other competent authority;
(d) if the Issuer or the Target shall at any time be in breach of any of the terms of this Agreement;
(e) if the Issuer or the Target determines to take a course of action referred to in Subsections 6.4 or 6.5, to which the Member has notified the Issuer in writing it objects; and
(f) if the Member determines that any representation or warranty made by the Issuer or the Target in this Agreement is false or has become false.

10.2 Any termination by the Member hereunder shall be made by notice in writing to the Issuer and the Target. Notwithstanding the giving of any notice of termination hereunder, the expenses and fees agreed to be paid by the Issuer incurred up to the time of the giving of such notice shall be paid by the Issuer as herein provided.

10.3 The Issuer and the Target acknowledge and agree that, if the Member terminates this Agreement, the member shall comply with all applicable provisions of Policy No. 4 relating to termination, including the filing of a letter explaining the termination with the Exchange. In such event, the Member may disclose to the Exchange such information concerning the Issuer or the Target as the Member in its sole discretion considers to be necessary to fulfill its obligations to the Exchange and the requirements of Policy No. 4, including, information which the Issuer or the Target has disclosed to the Member on a privileged or confidential basis.

10.4 The rights of the Member to terminate this Agreement are in addition to such other remedies as it may have in respect of any default, misrepresentation, act or failure of the Issuer or the Target in respect of any of the matters contemplated by this Agreement.

10.5 The Issuer or the Target may terminate this Agreement upon giving 10 days' written notice to the Member.

11.          EXPENSES  OF  MEMBER

11.1 The Issuer will pay all of the expenses reasonably incurred by the Member in connection herewith, including, without limitation, the fees and expenses of any solicitors which might be retained by the Member in connection herewith.

11.2 The Member may, from time to time, render accounts for such expenses to the Issuer for payment on the dates set out in such accounts.

11.3 The Issuer's covenant to pay the Member's expenses shall survive termination of this Agreement.

12.          NOTICE

12.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by such party in writing.

12.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

12.3 If notice is mailed, it will be deemed to have been received 48 hours following the, date of mailing of the notice.

12.4 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or prior to or within 48 hours of the time a notice is mailed, the notice will be sent by facsimile transmission or will be delivered.

12.5 All notices to the Issuer or the Target shall be sent to the attention of Thomas Boychuk and Ted Charlesworth respectively.

13.          TIME
Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

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14.          LANGUAGE
Wherever the singular or masculine expression is used in this Agreement, that expression is deemed to include the plural, feminine or body corporate where required by the context.

15.          ENTIRE  AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto.

16.          COUNTERPARTS

This Agreement may be executed in two or more counterparts and delivered by telecopier. Each executed counterpart will be deemed to be an original and all of them will constitute one agreement, effective as of the reference date given above.

17.     HEADINGS

The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

18.          ENUREMENT

This Agreement enures to the benefit of and is binding upon the parties hereto and their respective administrators, successors and assigns.

19.          LAW

This Agreement is governed by the law of British Columbia, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of British Columbia with respect to any dispute related to this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

THE CORPORATE SEAL OF GLOBAL SECURITIES     )
CORPORATION was hereunto affixed            )
in the presence of:                         )
                                            )
                                            )
Authorized  Signatory                       )
                                            )
                                            )
Authorized  Signatory                       )     C/S

THE CORPORATE SEAL OF CARTA RESOURCES       )
LTD. was hereunto affixed                   )
in the presence of:                         )
                                            )
                                            )
Authorized  Signatory                       )
                                            )
                                            )
Authorized  Signatory                       )     C/S

THE CORPORATE SEAL OF QUOTES CANADA         )
FINANCIAL NETWORK LTD. was hereunto affixed )
in the presence of:                         )
                                            )
                                            )
Authorized  Signatory                       )
                                            )
                                            )
Authorized  Signatory                       )     C/S


   Schedule of Appendix 2: Share Ownership Reverse Takeovers (RTOs), Change of
    Business (COBs) or Qualifying Transactions (QTs) - Direct Share Issuances

Category #  Name  of  Person      Before RTO, COT or QT        After RTO, COB or QT
            (show share-
            holding from
            fully diluted
            issuances on     Number  $amount Percentage Price  Number  $amount Percentage Price
            separate       of shares  paid   of total   paid   of shares  paid   of total   paid
            schedule       acquired          shares     per    acquired          shares     per
                                                        share                              share
---------------------------------------------------------------------------------------------------


  3    J.E. Charlesworth  162,823              4.36%              75,000  $11,025  3.72%      $0.15
  3    J.E. Charlesworth  199,600  $ 2,500.   65.35      $  0.01                   4.96%
     Total . . . . . . .  362,423              9.71%             437,423           8.68%

  3    Thomas Boychuk. .  409,823             10.99%              75,000  $11,025  8.62%      $0.15
  3    Thomas Boychuk. .  199,600  $  2,500    5.35%  $  0.01                      4.96%
     Total:. . . . . . .  609,423             16.34%             684,423          13.58%

  3    H. Leo King . . .   55,400              1.48%               Nil              .10%
  3    H. Leo King . . .  199,600  $ 2,500.    5.35%  $  0.01                      4.96%
     Total:. . . . . . .  255,000              6.83$             255,000           5.01%

  3    Glen Dickson. . .  Nil                                    500,000  $ 95,000 9.92%      $0.19
  3    Glen Dickson. . .  Nil                                     80,000  $ 12,000 1.59%      $0.15
     Total:. . . . . . .                                         580,000          11.51%

  3    Paul Dickson. . .  Nil                                    500,000  $ 95,000 9.92%       $.019
  3    Paul Dickson. . .  Nil                                     80,000  $ 12,000 1.59%       $0.15
     Total:. . . . . . .                                         580,000          11.51%


   Schedule of Appendix 2: Share Ownership Reverse Takeovers (RTOs), Change of
    Business (COBs) or Qualifying Transactions (QTs) - Fully Diluted Share Issuances
              (excluding direct issuances)

Category #  Name  of  Person      Before RTO, COT or QT        After RTO, COB or QT
            (show share-          o/s 4,086,142                o/s 9,432,284
            holding from
            fully diluted
            issuances on     Number  $amount Percentage Price  Number  $amount Percentage Price
            separate       of shares  paid   of total   paid   of shares  paid   of total   paid
            schedule       acquired          shares     per    acquired          shares     per
                                                        share                              share
---------------------------------------------------------------------------------------------------


  3    J.E. Charlesworth  362,423              8.86%              75,000*                     $0.15
       J.E. Charlesworth                                          75,000**                    $0.30
3      Thomas  Boychuk    609,423             14.91%             150,000*                     $0.15
       Thomas  Boychuk                                            74,000**                    $0.30
3      H.  Leo  King      255,000              6.83%              60,000*                     $0.15
3     Paul  Dickson                                               80,000**                    $0.30
3     Glen  Dickson                                               80,000**                    $0.30

* Stock Options
** Share purchase warrants